Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (this “Agreement”), is dated as of August 13, 2025 (the “Effective Date”), between Fossil Group, Inc., a Delaware corporation, (the “Company”) and the subscribers (collectively, the “Subscriber”) are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 3(a)(9) and Section 4(a)(2) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Subscriber, and the Subscriber shall acquire an aggregate of [          ] pre-funded warrants (“Exchange Warrants”) in the names and amounts as set forth on the signature pages hereto. Each Exchange Warrant is exercisable for one share of the Company’s common stock par value, $0.01 (“Common Stock”) for an exercise of $0.01 per share of the Company’s Common Stock (each, an “Exchange Warrant Share” and collectively, the “Exchange Warrant Shares”). Subscriber will surrender to the Company an aggregate of [          ] shares of Common Stock (each a “Surrendered Share” and collectively, the “Surrendered Shares”) held by the Subscriber as set forth on the signature page hereto and all accrued rights thereon, (the “Exchange”). As consideration for the Exchange the Company will pay the Subscriber $0.01 per Surrendered Share (the “Purchase Price”). Exchange Warrants and the Exchange Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Subscriber agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Subscriber’s obligation to tender the Surrendered Shares at such Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold or exchanged at such Closing, in each case, have been satisfied or waived.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. Representations, undertakings and obligations set forth in this Agreement shall be applicable only to Subsidiaries which exist or have existed at the applicable and relevant time.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board(or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Exchange Warrants and all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
EXCHANGE

2.1         Closing; Exchange.

(a)        On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue, and the Subscriber agree to acquire the Exchange Warrants in exchange for the Surrendered Shares.

(b)        The Company and Subscriber shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at any location or by remote exchange of electronic documentation as the parties shall mutually agree.

2.2          Deliveries.

(a)          On the Closing Date, the Company shall deliver or cause to be delivered to the Subscriber the following:

(i)          this Agreement duly executed by the Company;

(ii)         the Exchange Warrants in the form attached hereto as Exhibit A; and

(iii)        the Purchase Price.

(b)          On or prior to the Closing Date, Subscriber shall deliver or cause to be delivered the following:

(i)          this Agreement duly executed by the Subscriber, to the Company; and

(ii)        the Subscriber’s tender of the Surrendered Shares, as directed by the Company, with such process to be determined by the Company’s transfer agent (Computershare).

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder to affect the Closing are subject to the following conditions being met:

(i)         the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Subscriber contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)        all obligations, covenants and agreements of the Subscriber required to be performed at or prior to the Closing Date shall have been performed; and (iii) the delivery by the Subscriber of the items set forth in Section 2.2(b) of this Agreement.

(b)          The obligations of the Subscriber hereunder to affect a Closing, unless waived by the Subscriber, are subject to the following conditions being met:

(i)          the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v)         from the date hereof to each respective Closing Date, trading in securities in the United States generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Subscriber, makes it impracticable or inadvisable to acquire the Securities at the Closing; and

(vi)        the Company will be current in its filings with the Commission.

2.4         Subscriber’s Right to Terminate. Anything in any of the Transaction Documents to the contrary notwithstanding, Subscriber has the right to demand and receive back from the Company the Subscriber’s Surrendered Shares and any other documents delivered in connection with the Offering at any time until a Closing takes place. In addition, the Company must provide one (1) prior Business Days’ notice that all Closing conditions have been met and it is ready to close the Offering.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Subscriber as of the date hereof and the Closing Date unless as of a specific date therein in which case they shall be accurate as of such date:

(a)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders and creditors in connection herewith or therewith other than in connection with the Required Approvals except those filings required to be made with the Commission and state agencies after the Closing Date. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)           No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party, do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(d)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) periodic filings under the Exchange Act, (ii) such filings as are required to be made under applicable state securities laws, (iii) such filings as are required by the Trading Market and (iv) such as may be required but which have been obtained prior to the Closing (collectively, the “Required Approvals”).

(e)        Issuance of the Securities. The Securities are duly authorized and, when issued and delivered in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Assuming the accuracy of the representations of the Investor in Section 3.2 of this Agreement, the Exchange Warrant Shares will be issued in compliance with all applicable federal and state securities laws and the offer and issuance of the Exchange Warrants will be exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

(f)          Capitalization. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Subscriber) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors, any other Person is required for the issuance and sale of the Securities. There are no stockholder’s agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(h)         Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Subscriber shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(i)        Investment Company. The Company is not, and is not an Affiliate of, and immediately after the consummation of the transactions contemplated by the Transaction Documents, will not be or be an Affiliate of, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)          [Reserved].

(k)         Disclosure. The Company acknowledges and agrees that Subscriber makes no, nor has made, any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(l)         Acknowledgment Regarding Subscriber’s Acquisition of Securities. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length subscriber with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Subscriber or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Subscriber’s acquisition of the Securities. The Company further represents to Subscriber that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(m)        Private Placement. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Subscriber as contemplated hereby. The offer and sale and resale of the Securities does not integrate for any purpose including any state laws or securities laws with any other offer or sale of the Company’s Securities nor any filing that may have been made with respect thereto.

(n)         No General Solicitation or Integration. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities only to the Subscriber and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(o)          Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of Subscriber in connection with this Transaction.

(p)          No Integrated Offering. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor any Person acting on its or, to the knowledge of the Company, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(q)         Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 12(b) of the Exchange Act. Furthermore, the Company has filed all reports and material required to be filed under Section 13 of the Exchange Act during the preceding twelve months.

(r)        Considerations. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The Company represents that the Subscriber has not tendered any consideration for the Securities except the Surrendered Shares.

3.2        Representations and Warranties of the Subscriber. Subscriber, for itself only hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)         Organization; Authority. Subscriber is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Subscriber of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Subscriber. Each Transaction Document to which it is a party has been duly executed by Subscriber, and when delivered by Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of Subscriber, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law.

(b)         Understandings or Arrangements. Subscriber understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Subscriber’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Subscriber is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Subscriber Status. At the time Subscriber was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises an Exchange Warrant, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Subscriber has the authority and is duly and legally qualified to acquire and own the Securities. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(d)        Experience of Subscriber. Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)         Information on Company. Subscriber is not deemed to have any knowledge of any information not included in the Company’s financial statements filed with the Commission or the Transaction Documents unless such information is delivered in the manner described in the next sentence.

(f)          Compliance with Securities Act; Reliance on Exemptions. Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Subscriber understands and agrees that the Securities are being offered and sold to Subscriber in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Securities.

3.3         Reliance. The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Subscriber’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)         Securities Laws. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Subscriber or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Subscriber under this Agreement and the other Transaction Documents.

(b)         Legend. The Subscriber agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantially in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)         Pledge. The Company acknowledges and agrees that the Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Subscriber may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including, if the Securities are subject to registration pursuant to a registration rights agreement or similar obligation, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2        Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.3           Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the fourth (4th) Trading Day immediately following the Closing Date, file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto within the time period required by the Exchange Act. From and after the issuance of Form 8-K, the Company represents to the Subscriber that it shall have publicly disclosed all material, non-public information delivered to the Subscriber by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and any other material non-public information provided to Subscriber by or on behalf of the Company. The Company and Subscriber shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Subscriber shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Subscriber, or without the prior consent of Subscriber, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Subscriber, or include the name of the Subscriber in any filing with the Commission or any regulatory agency or Trading Market unless the name of Subscriber is already included in the body of the Transaction Documents, without the prior written consent of Subscriber, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Subscriber with prior notice of such disclosure permitted under this clause (b).

4.3         Listing of Common Stock. The Company shall maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and prior to the Closing.

4.4         Registration Rights.

(a)        The Company hereby agrees to prepare and file with the Commission a registration statement (the “Registration Statement”) with respect to resale of the Exchange Warrant Shares issuable upon the exercise of the Exchange Warrants (collectively, the “Registrable Securities”) no later than 45 days from the Closing Date, provided that such 45 days shall be extended to 45 days following the closing of any public securities offering by the Company if the Company is engaged in a distribution of securities under a registration statement filed with the Commission on such earlier date (excluding in each case an “at the market” offering), provided, further, that no such extension shall be effective to permit the filing of the Registration Statement to occur later than 180 days following the Closing Date, and use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep the Registration Statement effective until the distribution contemplated in the Registration Statement has been completed or, if earlier, such time as the holders of Registrable Securities beneficially own in the aggregate less than 5% of the outstanding Common Stock and are able to dispose of all such Registrable Securities pursuant to Rule 144 under the Securities Act without any volume or manner of sale limitations and without the requirement for availability of current public information thereunder.

(b)          Indemnification.

(i)          The Company agrees to indemnify and hold harmless the Subscriber (inclusive of, for purposes of this clause (b), its directors, officers, shareholders, members, partners, investment managers, employees and agents), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which it may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements in the prospectus contained therein, in the light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Subscriber for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber specifically for inclusion in the Registration Statement; provided further, however, that the Company shall not be liable to the Subscriber (or any partner, member, officer, director or controlling Person of the Subscriber) to the extent that any such Loss is caused by an untrue statement or omission made in any preliminary prospectus if either (1) (a) such Subscriber failed to send or deliver a copy of the final prospectus with or prior to, or such Subscriber failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by such Subscriber to the Person asserting the claim from which such Loss resulted and (b) the final prospectus corrected such untrue statement or omission, (2) (x) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, the Subscriber thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Subscriber fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Subscriber to the Person asserting the claim from which such Loss resulted or (3) the Subscriber sold Registrable Shares in violation of the Subscriber’s covenants contained in Section 4.1 of this Agreement.

(ii)         Promptly after receipt by the Subscriber of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against the Company pursuant to this Section 4.4(b), the Subscriber shall notify the Company in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against the Subscriber and the Company shall have been notified thereof, the Company shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Subscriber. After notice from the Company to the Subscriber of its election to assume the defense thereof, the Company shall not be liable to the Subscriber for any legal expenses subsequently incurred by the Subscriber in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Subscriber for the same counsel to represent both the Subscriber and the Company or any Affiliate or associate thereof, the Subscriber shall be entitled to retain its own counsel at the expense of the Company. The Company shall not settle an action without the consent of the indemnified party, unless such settlement includes an unconditional release of the Subscriber from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of the Subscriber.

(iii)      If after proper notice of a claim or the commencement of any action against the Subscriber, the Company does not choose to participate, then the Subscriber shall assume the defense thereof and upon written notice by the Subscriber requesting advance payment of a stated amount for its reasonable defense costs and expenses, the Company shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the Subscriber. In the event that the Subscriber’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the Subscriber, the Company shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the Subscriber’s actual costs and expenses, the Subscriber shall promptly remit payment of such difference to the Company.

(iv)       If the indemnification provided for in this Section 4.4(b) is held by a court of competent jurisdiction to be unavailable to the Subscriber with respect to any losses, claims, damages or liabilities referred to herein, the Company, in lieu of indemnifying the Subscriber thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by the Subscriber as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Subscriber on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of such Registrable Securities. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

(v)        Notwithstanding anything to the contrary herein, the indemnification provided for in this Section 4.4(b) is limited to indemnification for claims related to this Section 4.

ARTICLE V.
MISCELLANEOUS

5.1       Withholding and Reporting Requirements With Respect to Exchange. The Company and the Subscriber intend that: (i) the Exchange for U.S. federal income tax purposes (and for applicable state and local income tax purposes) is a reorganization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the ownership of the Exchange Warrants is treated as ownership of stock in the Company for U.S. federal income tax purposes (regardless of the timing of the exercise of any Exchange Warrant).  The Company and the Subscriber shall, and shall cause their respective Affiliates to, prepare all tax returns in a manner consistent with such intended treatment except upon a contrary final “determination” within the meaning of Section 1313(a) of the Code or as required by a change in applicable law.  The Company and the Subscriber agree that no U.S. withholding tax will apply to the Exchange except as required by a change in applicable law or as  a result of the failure by a Subscriber to provide the Company with a properly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable.

5.2         Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.

5.3        Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4        Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or email or facsimile transmission, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

To the Company:

Fossil Group, Inc.
901 S. Central Expressway
Richardson, TX 75080
Attention: Randy Hyne
Email: ***
Telephone: ***

5.5        Amendments; Waivers. Any provision of this Agreement and any other Transaction Document may be waived, modified, supplemented or amended and consent obtained or approval deemed granted by a written instrument signed, in the case of an amendment, by the Company and the Subscriber holding at least a majority of the affected Securities then outstanding or, in the case of a waiver not affecting all Subscribers, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement nor any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement thereof, nor shall any delay or omission of any party to exercise any right thereunder in any manner impair the exercise of any such right. The Subscriber may waive in writing any right or benefit granted to or available to Subscriber pursuant to the Transaction Documents.

5.6        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Subscriber (other than by merger). Following the Closing, the Subscriber may assign, on ten (10) Business Day prior notice any or all of its rights under this Agreement to any Person to whom Subscriber assigns or transfers any Securities, provided that such transferee agrees in writing to be bound with respect to the transferred Securities by the provisions of the Transaction Documents that apply to the “Subscriber” and is able to make each and every representation made by Subscriber in this Agreement.

5.7         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

5.8         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof to the extent the laws of another jurisdiction would be applied as a result thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under any other section hereunder, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

5.11         Severability. If any term, provision, covenant or restriction of any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Subscriber may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of an Exchange Warrant , the applicable Subscriber shall be required to return any shares of Common Stock subject to any such rescinded exercise or exercise notice concurrently with the return to Subscriber of the aggregate exercise price paid to the Company for such shares and the restoration of Subscriber’s right to acquire such shares pursuant to Subscriber’s Exchange Warrants.

5.12      Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.15      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.16     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.17       [Reserved].

5.18       Further Assurances. The Company and the Subscriber shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FOSSIL GROUP, INC.

By:	/s/ Randy Hyne
Name:	Randy Hyne
Title:	Chief Legal Officer and Secretary

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR SUBSCRIBER FOLLOWS]

[Subscriber’s signature pages on file with the Company]

EXHIBIT A
FORM OF EXCHANGE WARRANT

(Incorporated by Reference from Exhibit 4.1 to this Current Report on Form 8-K)